Nicor Inc.
Nicor Gas Thrift Plan

Form 11-K
Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-107377 on Form S-8 of our report dated June 15, 2011, relating to the financial statements and supplemental schedule of the Nicor Gas Thrift Plan, appearing in this Annual Report on Form 11-K of Nicor Companies Savings Investment Plan and Nicor Gas Thrift Plan for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Chicago, Illinois
June 15, 2011